UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 1, 2008

ASSOCIATED ESTATES REALTY CORPORATION
(Exact name of registrant as specified in its charter)

Commission File Number 1-12486

Ohio	34-1747603
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

1 AEC PARKWAY, RICHMOND HEIGHTS, OHIO 44143-1467
(Address of principal executive offices)

(216) 261-5000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

            On February 1, 2008, the Executive Compensation Committee (the "Committee") of the Board of Directors of Associated Estates Realty Corporation (the "Company") acted on the following matters:

a)         2008 Annual Incentive Plan:

            The Committee established the terms of the Company's annual incentive plan for fiscal year 2008.  Incentive opportunities have been established for certain executive officers at threshold, target and maximum levels and are expressed as a percentage of base salary.  Target bonus opportunities for such executive officers are as follows:  John Shannon, Senior Vice President of Operations - 75%; Martin Fishman, Vice President and General Counsel - 40%; and Lou Fatica, Vice President, Treasurer and Chief Financial Officer - 60%.  Threshold and maximum opportunities range from 50% to 150% of target.  The incentive opportunities for Jeffrey I. Friedman, Chairman of the Board and Chief Executive Officer ("CEO") will be determined upon further review by the Committee.

            The plan is intended to provide incentives to the Company's executive officers for achieving certain performance goals based on three metrics:  budgeted same property net operating income ("NOI") as defined by the Committee, business unit objectives as recommended by the CEO and approved by the Committee, and individual performance.  The weighting on each metric varies for each officer from 0% to 60% of the total bonus.

            Incentive compensation, if earned, will be paid in cash.  Awards will be approved by the Committee  following approval by the Company's Audit Committee of the 2008 fiscal year annual NOI amount and a report from the CEO on each executive's level of achievement of business unit objectives and individual performance.

b)         2008 Long-Term Incentive Plan:

            The Committee also established the terms of the Company's 2008 Long Term Incentive Plan ("LTIP") that is intended to reward long-term performance and foster retention of executive officers.  Each executive officer has or will have threshold, target and maximum award opportunities, which are expressed as a percentage of base salary.  Target LTIP opportunities for the following executive officers are as follows:  John Shannon, Senior Vice President of Operations - 70%; Martin Fishman, Vice President and General Counsel - 25%; and Lou Fatica, Vice President, Treasurer and Chief Financial Officer - 45%.  Threshold and maximum opportunities range from 50% to 150% of target, respectively.  The incentive opportunities for Jeffrey I. Friedman, Chairman of the Board and Chief Executive Officer ("CEO") will be determined upon further review by the Committee.

            The goals under the LTIP are weighted equally and are linked to strategic objectives tied to interest coverage and fixed charge coverage financial ratios (50%) and same property NOI growth over a one-year period (50%), as defined by the Committee.  Objectives are established annually at the beginning of the year and evaluated at the conclusion of the year.  If one or all of the objectives are met, a grant of restricted shares will be issued.  One-third of the issued shares will vest immediately upon the date of the grant and the remaining two-thirds will vest in equal, annual installments on the anniversary of the date of the grant.  Restricted shares, if issued, require continued service with the Company in order to vest.  Restricted shares have voting rights and dividends on unvested shares will be paid during the restricted period.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASSOCIATED ESTATES REALTY CORPORATION

February 7, 2008	/s/ Lou Fatica
(Date)	Lou Fatica, Vice President
Chief Financial Officer and Treasurer

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